SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  March 29, 1996


          AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                        State of Minnesota
    (State or other Jurisdiction of Incorporation or Organization)




           0-16555                              41-1571166
   (Commission File Number)                 (I.R.S. Employer
                                           Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
             (Address of Principal Executive Offices)


                        (612) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

       On March 29, 1996, the Partnership sold its 50% interest in a Super 8 Motel in Hot Springs, Arkansas to Jim and Linda Flannery, the owners of the lessee. The remaining 50% was sold by an affiliated Partnership, AEI Real Estate Fund XV Limited Partnership. The Flannerys are not affiliated with the Partnership. The total cash sales price was $1,360,000.

       The Partnership received approximately $678,300 for its interest in the property and recognized a net gain of approximately $230,000

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

          None.

Item 6.   Resignation of Registrant's Directors.

          Not Applicable.

Item 7.   Financial Statements and Exhibits.

          (a) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

               Assuming the Partnership had sold the property on December31, 1995, the Partnership's Investments in Real Estate and Accumulated Depreciation would have been reduced by $583,653 and $131,056, respectively, and its Current Assets (cash) would have been increased by $678,300.

               At December 31, 1995, the Partnership would have recognized a net gain of approximately
               $225,700.

          (c)  Exhibits

                  Exhibit  10.1 - Purchase  Agreement dated
                                  July  25, 1995  between  the
                                  Partnership, AEI Real  Estate  Fund
                                  XV  Limited Partnership  and  Motel
                                  Developers,  Inc. relating  to  the
                                  property  at  4726 Central  Avenue,
                                  Hot Springs, Arkansas.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI  REAL  ESTATE  FUND  XVI
                              LIMITED PARTNERSHIP

                              By:  AEI Fund Management XVI, Inc.
                                 Its:  Managing General Partner


Date:  April 2, 1996

                              By:  Mark E. Larson
                                 Its   Chief Financial Officer